Exhibit 32.2

Mechanical Technology, Incorporated

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

In connection with the Quarterly Report on Form 10-Q of Mechanical Technology, Incorporated (the “Company”) for the three month period ended March 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Frederick W. Jones, Chief Financial Officer of the Company, certify, pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sections 1350(a) and (b)), that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 5, 2016	/S/ FREDERICK W. JONES
Frederick W. Jones
Chief Financial Officer (Principal Financial Officer)

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and is not being filed as part of the Form 10-Q or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.